UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 16, 2020

MARTEN TRANSPORT, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
COMMON STOCK, PAR VALUE	MRTN	THE NASDAQ STOCK MARKET LLC
$.01 PER SHARE		(NASDAQ GLOBAL SELECT MARKET)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On July 16, 2020, the company issued a press release announcing financial results for the quarter ended June 30, 2020. Attached hereto as Exhibit 99.1 is a copy of the company’s press release dated July 16, 2020 announcing the company’s financial results for this period.

The press release also includes a discussion of operating revenue, net of fuel surcharge revenue; and operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue. The company provided these additional disclosures because management believes removing these items provide a more consistent basis for comparing results of operations from period to period. These financial measures in the press release have not been determined in accordance with generally accepted accounting principles (“GAAP”). Pursuant to Regulation G, the company has included a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures. For the discussion of operating revenue, net of fuel surcharge revenue; and operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, the most directly comparable GAAP financial measures are operating revenue, and operating expenses divided by operating revenue, which are reconciled in the attached Exhibit 99.1.

The information contained in this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 8 - Other Events

Item 8.01 Other Events.

On July 16, 2020, the company also announced in its press release announcing its financial results that its Board of Directors declared a three-for-two stock split of the company’s common stock and a regular quarterly cash dividend of $0.04 per share of common stock.

The three-for-two stock split of the company’s common stock will be effected in the form of a stock dividend payable on August 13, 2020 to stockholders of record as of July 30, 2020. Holders of the company’s common stock will receive an additional one-half share for each outstanding share of common stock held as of the record date. The stock split will increase the number of outstanding shares of common stock from approximately 55.1 million to approximately 82.7 million shares.

The regular quarterly cash dividend of $0.04 per share of common stock will be payable on September 30, 2020 to stockholders of record at the close of business on September 16, 2020.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Not Applicable.

(b)   Pro Forma Financial Information.

Not Applicable.

(c)   Shell Company Transactions.

Not Applicable.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 16, 2020 (included herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: July 16, 2020	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and Chief Financial Officer

2